Exhibit 99.1

ARES ACQUISITION CORPORATION PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. 22510 Ares. Acq. Proxy Card REV6 - Front PRELIMINARY - SUBJECT TO COMPLETION INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online extraordinary general meeting, you will need your 12 digit control number to vote electronically at the extraordinary general meeting. To attend: https://www.cstproxy.com/ aresacquisitioncorporation/sm2023 MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on , 2023. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK  EASY  FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED  The undersigned appoints Allyson Satin and Peter Ogilvie, and each of them as proxies, each with the power to appoint a substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Ares Acquisition Corporation held of record by the undersigned at the close of business on , 2023 at the Extraordinary General Meeting of Shareholders of Ares Acquisition Corporation to be held on , 2023 at a.m. Eastern Time, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6A, PROPOSAL 6B, PROPOSAL 6C, PROPOSAL 6D, PROPOSAL 6E, PROPOSAL 6F, PROPOSAL 6G, PROPOSAL 7, PROPOSAL 8 AND PROPOSAL 9, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side) THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ARES ACQUISITION CORPORATION Important Notice Regarding the Internet Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders To view the Notice and Proxy Statement and to attend the Extraordinary General Meeting of Shareholders, please go to: https://www.cstproxy.com/aresacquisitioncorporation/sm2023

Proposal No. 1—The Business Combination Proposal — To consider and vote upon a proposal to approve by ordinary resolution the Business Combination Agreement, dated as of December 5, 2022, attached to this proxy statement/prospectus as Annex A-1 (the “Original Business Combination Agreement”), as amended by the First Amendment to Business Combination Agreement, dated as of June 11, 2023, attached to the proxy statement/prospectus as Annex A-2 (the “First Amendment to Business Combination Agreement”) as further amended by the Second Amendment to Business Combination Agreement, dated as of September 12, 2023, attached to the proxy statement/prospectus as Annex A-3 (the “Second Amendment to Business Combination Agreement”) (as the same may be further amended, the “Business Combination Agreement”), among AAC, X-Energy Reactor Company, LLC, a Delaware limited liability company (“X-energy”) and, solely for purposes of Section 1.01(f), Section 6.25 and Article IX of the Business Combination Agreement, each of the Series A Parties (as defined in this proxy statement/ prospectus), and X-Energy Management, LLC, a Delaware limited liability company (“Management LLC”), pursuant to which, at the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”) and following the Domestication (as defined below): (a) AAC will acquire equity securities of and become the managing member of X-energy OpCo; (b) Management LLC will contribute all of its X-energy OpCo Common Units to AAC in exchange for an equal number of shares of New X-energy Class A Common Stock (as defined below) and all of its Earn Out Units for an equal number of shares of New X-energy Class A Common Stock subject to vesting terms identical to the Earn Out Units (“Earn Out Shares”) (the “Management LLC Exchange”); (c) each of the Series A Parties will contribute a portion of their respective X-energy OpCo Common Units to AAC in exchange for an equal number of shares of New X-energy Class D Common Stock (as defined below) (the “Series A Parties Exchange” and the Management LLC Exchange and the Series A Parties Exchange, collectively, the “Closing Equity Exchange”); and (d) AAC will issue equity securities to the members of X-energy prior to the Closing (“X-energy Members”) (such transactions and the Domestication (as defined below) together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”), resulting in a combined company organized in an umbrella partnership C corporation (“Up-C”) structure in which substantially all of the assets and the business of the combined company will be held by X-energy OpCo as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Business Combination Proposal.” Proposal No. 2—The Domestication Proposal — To consider and vote upon a proposal to approve, by special resolution, a change in the corporate structure and domicile of AAC, which will be accomplished by continuation of AAC from an exempted company incorporated in accordance with the laws of the Cayman Islands to a corporation incorporated under the laws of the State of Delaware (the “Domestication”). The Domestication will be effected at least one day prior to the Closing by AAC filing a certificate of corporate domestication and the proposed new certificate of incorporation of New X-energy (the “Proposed Certificate of Incorporation”) with the Delaware Secretary of State and filing an application to de-register with the Registrar of Companies of the Cayman Islands. Upon the effectiveness of the Domestication, AAC will become a Delaware corporation and will change its corporate name to “X-Energy, Inc.” (“New X-energy”) and all outstanding securities of AAC will convert to outstanding securities of New X-energy, as described in more detail in the accompanying proxy statement/prospectus. We refer to this proposal as the “Domestication Proposal.” Proposal No. 3—The Stock Issuance Proposal — (a) To consider and vote upon a proposal to approve by ordinary resolution for purposes of complying with the applicable provisions of NYSE listing standards; (b) the issuance of Series A convertible preferred stock of New X-energy, par value $0.0001 per share issuable to (i) the PIPE Investor pursuant to the Preferred Stock PIPE Subscription Agreement (each as defined in the accompanying proxy statement/prospectus), (ii) the Series C-2 Investors pursuant to the Series C-2 Notes (each as defined in the accompanying proxy statement/prospectus), (iii) the Series C-1 Investors pursuant to the Series C-1 Notes (each as defined in the accompanying proxy statement/prospectus); (iv) Ghaffarian Enterprises, LLC pursuant to the Founder Letter Agreement (as defined in the accompanying proxy statement/ prospectus) and (v) any other persons pursuant to subscription, purchase or similar agreements we may enter into prior to Closing; and (c) the issuance of New X-energy Common Stock (as defined below) and securities convertible into or exercisable for New X-energy Common Stock to (i) the PIPE Investor pursuant to the PIPE Commitment, if Series A Preferred Stock is issued; (ii) Series C-2 Investors pursuant to the Series C-2 Notes; (iii) the X-energy Members pursuant to the Business Combination Agreement; and (iv) any other persons pursuant to subscription, purchase or similar agreements we may enter into prior to Closing. We refer to this proposal as the “Stock Issuance Proposal.” Proposal No. 4—The Cayman Charter Amendment Proposal — To consider and vote upon a proposal to approve by special resolution amendments to AAC’s amended and restated articles of association (as amended from time to time, the “Cayman Constitutional Documents”) to amend, in connection with the Business Combination, the timing of (A) the conversion of the AAC Class B Ordinary Shares into AAC Class A Ordinary Shares and (B) the cash payments to be made by AAC in connection with the redemption of the AAC Class A Ordinary Shares. We refer to this proposal as the “Cayman Charter Amendment Proposal.” Proposal No. 5—The Organizational Documents Proposal — To consider and vote upon a proposal to approve by special resolution the Proposed Certificate of Incorporation and the proposed new by-laws (the “Proposed By-Laws” and, together with the Proposed Certificate of Incorporation, the “Proposed Organizational Documents”) of New X-energy in connection with the Business Combination. We refer to this proposal as the “Organizational Documents Proposal” and, collectively with the Business Combination Proposal, the Domestication Proposal and the Stock Issuance Proposal, the “Condition Precedent Proposals.” The form of each of the Proposed Certificate of Incorporation and the Proposed By-Laws is attached to the accompanying proxy statement/prospectus as Annex C and Annex D, respectively. Proposal No. 6—The Advisory Organizational Documents Proposals — To consider and vote upon the following seven separate proposals (collectively, the “Advisory Organizational Documents Proposals”) to approve on an advisory non- binding basis by special resolution the following material differences between the Cayman Constitutional Documents and the Proposed Organizational Documents: Advisory Organizational Documents Proposal 6A — Under the Proposed Organizational Documents, New X-energy would be authorized to issue (A) 1,000,000,000 shares of Class A common stock, par value $0.0001 per share (“New X-energy Class A Common Stock”), (B) 100,000,000 shares of Class B common stock, par value $0.0001 per share (“New X-energy Class B Common Stock”), (C) 150,000,000 shares of Class C common stock, par value $0.0001 per share (“New X-energy Class C Common Stock”), (D) 50,000,000 shares of Class D common stock, par value $0.0001 per share (“New X-energy Class D Common Stock” and collectively with New X-energy Class A Common Stock, New X-energy Class B Common Stock, New X-energy Class C Common Stock, the “New X-energy Common Stock”) and (E) 25,000,000 shares of New X-energy Preferred Stock, par value $0.0001 per share. Advisory Organizational Documents Proposal 6B — The Proposed Organizational Documents would authorize a multiple class common stock structure pursuant to which the holders of New X-energy Class A Common Stock and New X-energy Class B Common Stock will be entitled to one vote per share and holders of New X-energy Class C Common Stock and New X-energy Class D Common Stock will be entitled to ten votes per share. Advisory Organizational Documents Proposal 6C — The Proposed Organizational Documents would adopt a provision providing that each outstanding share of New X-energy Class C Common Stock shall automatically convert into one share of New X-energy Class B Common Stock and each outstanding share of New X-energy Class D Common Stock shall automatically convert into one share of New X-energy Class A Common Stock upon the earliest to occur of (i) the date that is ten years from the effectiveness of the Proposed Certificate of Incorporation and (ii) the first date when the Permitted Class C Owners and the Permitted Class D Owners (as defined in the Proposed Certificate of Incorporation) collectively cease to own, in the aggregate, at least 25.0% of the number of shares of New X-energy Class C Common Stock and New X-energy Class D Common Stock issued and collectively held by the Permitted Class C Owners and the Permitted Class D Owners (adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into New X-energy Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction) as of immediately following the Closing. Advisory Organizational Documents Proposal 6D — The Proposed Organizational Documents would adopt (a) Delaware as the exclusive forum for certain stockholder litigation and (b) the federal district courts of the U.S. as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the U.S. Securities Act of 1933, as amended (the “Securities Act”). Advisory Organizational Documents Proposal 6E — The Proposed Certificate of Incorporation would require the affirmative vote of at least two-thirds of the voting power of the outstanding New X-energy Common Stock to amend, alter, change or repeal any provision of the Proposed Certificate of Incorporation, other than Articles I (Name), II (Registered Address), and III (Nature of Business), which would require the affirmative vote of at least a majority of the voting power of the outstanding New X-energy Common Stock, voting together as a single class. Advisory Organizational Documents Proposal 6F — The Proposed Organizational Documents would permit the removal of a director only for cause and only by the affirmative vote of at least two-thirds of the total voting power of all then-outstanding shares of New X-energy. Advisory Organizational Documents Proposal 6G — The Proposed Organizational Documents would provide that for so long as New X-energy qualifies as a controlled company under applicable NYSE rules, any action required or permitted to be taken by the holders of New X-energy Common Stock may be taken without a meeting if signed by the holders having not less than the minimum number of votes necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted in compliance with the General Corporation Law of the State of Delaware (the “DGCL”). From and after the date that New X-energy ceases to qualify as a controlled company, the Proposed Organizational Documents will require stockholders to take action at an annual or special meeting and prohibit stockholder action by written consent in lieu of a meeting. Proposal No. 7—The Incentive Plan Proposal — To consider and vote upon a proposal to approve by ordinary resolution the New X-energy Incentive Plan. We refer to this proposal as the “Incentive Plan Proposal.” Proposal No. 8—The Director Election Proposal — To consider and vote upon a proposal to approve by ordinary resolution the election of directors to serve on the New X-energy board of directors until their respective successors are duly elected and qualified. We refer to this proposal as the “Director Election Proposal.” Proposal No. 9—The Adjournment Proposal — To consider and vote upon a proposal to approve by ordinary resolution the adjournment of the extraordinary general meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with the approval of one or more proposals at the extraordinary general meeting. We refer to this proposal as the “Adjournment Proposal.” 22510 Ares. Acq. Proxy Card REV6 - Back PRELIMINARY - SUBJECT TO COMPLETION CONTROL NUMBER Signature_______________________________ Signature, if held jointly___________________________________ Date_______________, 2023 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give title as such. When signing as a corporation, please sign in full corporate name by president or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person. PROXY CARD THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6A, PROPOSAL 6B, PROPOSAL 6C, PROPOSAL 6D, PROPOSAL 6E, PROPOSAL 6F, PROPOSAL 6G, PROPOSAL 7, PROPOSAL 8 AND PROPOSAL 9. Please mark your votes like this X FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN